As filed with the Securities and Exchange Commission on October 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eGain Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0466366
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1252 Borregas Avenue

Sunnyvale, California 94089

(408) 636-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ashutosh Roy

Chief Executive Officer

eGain Communications Corporation

1252 Borregas Avenue

Sunnyvale, California 94089

(408) 636-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stanley F. Pierson, Esq.

Gabriella A. Lombardi, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering:
Common Stock, par value $0.001 per share	3,000,000	$6.53	$19,590,000	$2,245.01
Secondary Offering:
Common Stock, par value $0.001 per share	9,520,396	$6.53	$62,168,186	$7,124.45
Total Registration Fee				$9,369.46

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, on the basis of the average of the high and low prices of the common stock on The NASDAQ Capital Market on October 20, 2011.
(2)	The Registrant hereby offsets the filing fee for this Registration Statement against unused registration fees previously paid, pursuant to Rule 457(p).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated October 25, 2011

PROSPECTUS

12,520,396 Shares

eGain Communications Corporation

Common Stock

We and some of our stockholders may, from time to time, offer and sell up to an aggregate of 12,520,396 shares of our common stock in one or more offerings. Of the 12,520,396 shares of common stock, no more than 3,000,000 shares may be offered and sold by us and no more than 9,520,396 shares may be offered and sold by selling stockholders. We will specify in the accompanying prospectus supplement more specific information about any such offering, the identity of any selling stockholders and the number of shares that each selling stockholder will be selling. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

We and the selling stockholders may offer the shares of common stock for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “EGAN.” On October 24, 2011, the last reported sale price of our common stock on The NASDAQ Capital Market was $7.82 per share.

As of October 20, 2011, the aggregate market value of our voting and non-voting common equity held by non-affiliates was approximately $39,073,189 million, based on an aggregate of 24,323,242 shares of common stock outstanding, of which 5,840,537 shares were held by non-affiliates, and a per share price of $6.69, the last reported sale price of our common stock on The NASDAQ Capital Market on the same date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell up to an aggregate of 3,000,000 shares of our common stock in one or more offerings, and the selling stockholders may, from time to time, sell up to an aggregate of 9,520,396 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares we or the selling stockholders may offer. Each time we or the selling stockholders sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered shares. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “eGain,” “we,” “us” and “our” refer to eGain Communications Corporation and its subsidiaries.

RISK FACTORS

Investing in our shares involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the shares offered. Prior to making a decision about investing in our shares, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

EGAIN COMMUNICATIONS CORPORATION

eGain Communications Corporation provides cloud and on-premise customer interaction software for sales and service. Our solution is designed to assist our clients in building profitable long-term customer relationships, increasing revenue through improved sales conversion and cross-selling, reducing operating costs through improved agent productivity and self-service automation and reducing the total cost of ownership through an open architecture, integration adapters and scalable design. Our solution is designed to transform fragmented sales engagement and customer service operations into unified Customer Interaction Hubs.

Our products and services include our eGain 10 Suite which helps our clients engage, acquire and service customers through multiple interaction channels, and various applications that facilitate customer relations including web customer interaction applications, social customer interaction applications and contact center applications. Additionally, a range of deployment options are available for our products, including on-premise, cloud, managed and solution as a service.

We serve customers worldwide across a variety of industry sectors including telecommunications, financial services, insurance, outsourced services, retail, technology, utilities, government, manufacturing and consumer electronics.

eGain was incorporated in Delaware in September 1997. Our principal executive offices are located at 1252 Borregas Avenue, Sunnyvale, California 94089, and our telephone number is (408) 636-4500.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the shares offered by us in this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 50,000,000 shares of common stock. As of October 20, 2011, there were 24,323,242 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, and no shares of preferred stock are outstanding. Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. Currently we have no present plan to issue any shares of preferred stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws provide that:

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Registration Rights

Certain holders of our common stock, including the selling stockholders, have contractual rights to cause us to register shares under the Securities Act, as follows:

•

Piggyback Registration Rights. The holders of approximately 10,170,000 shares of our common stock are entitled to certain piggyback registration rights, of which holders of approximately 9,500,000 shares of our common stock are included below as selling stockholders. These holders may request to have their shares registered anytime we file a registration statement to register any of our securities for our own account or for the account of others.

•

S-3 Registration Rights. The holders of approximately 10,170,000 shares of our common stock are entitled to certain S-3 registration rights of which holders of approximately 9,500,000 shares of our common stock are included below as selling stockholders. These holders may request to have their shares registered on Form S-3 in up to four underwritten offerings so long as the request is made by the holders of at least a majority of these shares and if the aggregate offering price is at least $1,000,000.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “EGAN.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Inc.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 9,520,396 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling stockholders originally acquired the shares of our common stock included in this prospectus through various transactions from June 1998 through September 2011, with the substantial majority of such shares acquired through investments made in 1998 and in 2000. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement or in filings we make with the SEC, which are incorporated by reference into this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The selling stockholders may sell all, a portion or none of their shares at any time. Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares and their business address is 201 Main Street, Suite 3100, Fort Worth, Texas 76102.

Name of Beneficial Owner	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares that May be Sold Hereunder	Shares Beneficially Owned After the Offering
	Shares	%		Shares	%
Oak Hill Capital Partners, L.P. (2)	5,212,475	21.4	5,212,475	0	0
Oak Hill Capital Management Partners, L.P. (2)	133,654	*	133,654	0	0
Oak Hill Venture Fund I, L.P. (3)	785,820	3.2	785,820	0	0
FW Investors V, L.P. (4)	1,921,718	7.9	1,921,718	0	0
Morgan Beacon, LLC (5)	1,057,190	4.3	1,057,190	0	0
Robert M. Bass	283,315	1.2	283,315	0	0
Capital Partnership, L.P. (6)	70,727	*	70,727	0	0
David G. Brown (7)	18,666	*	18,666	0	0
Mark A. Wolfson (8)	20,666	*	20,666	0	0
Group III 31, LLC (9)	4,041	*	4,041	0	0
Woodside Partners, L.P. (10)	12,124	*	12,124	0	0

*	less than 1%
(1)	Calculated pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 as of October 20, 2011, at which date there were 24,323,242 shares of common stock outstanding.
(2)	The business address of each of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. (together, the “Oak Hill Partnerships”) is 201 Main Street, Suite 1018, Fort Worth, TX 76102. OHCP MGP, LLC holds voting and dispositive power over these shares and disclaims beneficial interest except to the extent of its pecuniary interest therein. W. R. Cotham, Ray L. Pinson, Steven B. Gruber, Daniel L. Doctoroff, John H. Fant, Kevin G. Levy and The J. Taylor Crandall Revocable Trust as the members of OHCP MGP, LLC share voting and dispositive power over these shares, and each disclaims beneficial ownership thereof, except to the extent of his or her pecuniary interest therein. 4,269,622 of these shares were acquired in 2000 pursuant to a private placement of our Series A and Series B Cumulative Convertible Preferred Stock, all of which have since converted into common stock. 158,118 of these shares were acquired pursuant to the exercise of warrants to purchase common stock issued in 2004 pursuant to that certain Note and Warrant Purchase Agreement, as amended, dated March 31, 2004. 918,389 of these shares were acquired pursuant to the exercise of warrants to purchase common stock issued in 2008 pursuant to that certain Conversion Agreement and Amendment to Subordinated Secured Promissory Notes, as amended, dated September 24, 2008.
(3)	Investment and voting decisions with regard to the shares owned by Oak Hill Venture Fund I, L.P. are made by FW Group GenPar, Inc. David G. Brown, W. R. Cotham and Gary W. Reese as the directors of FW Group GenPar, Inc. share voting and dispositive power over these shares, and each disclaims beneficial ownership thereof, except to the extent of his or her pecuniary interest therein. All of these shares were acquired in 2000 pursuant to a private placement of our Series A and Series B Cumulative Convertible Preferred Stock, all of which have since converted into common stock.
(4)	Investment and voting decisions with regard to the shares owned by FW Investors V, L.P. are made by FW Management II, LLC, its general partner. The J. Taylor Crandall Revocable Trust as the member of FW Management II, LLC has voting and dispositive power over these shares, and disclaims beneficial ownership thereof, except to the extent of its pecuniary interest therein. 1,375,185 of these shares were acquired in 2000 pursuant to a private placement of our Series A and Series B Cumulative Convertible Preferred Stock, all of which have since converted into common stock. 80,275 of these shares were acquired pursuant to the exercise of warrants to purchase common stock issued in 2004 pursuant to that certain Note and Warrant Purchase Agreement, as amended, dated March 31, 2004 and 466,258 of these shares were acquired pursuant to the exercise of warrants to purchase common stock issued in 2008 pursuant to that certain Conversion Agreement and Amendment to Subordinated Secured Promissory Notes, as amended, dated September 24, 2008.

(5)	The business address for Morgan Beacon, LLC is c/o Mr. Keith Suehnholz 336 Sarah Wells Trail, Goshen, NY 10924. Mr. Keith Suehnholz controls the voting and dispositive decision over these shares. These shares were acquired in 2005.
(6)	Investment and voting decisions with regard to the shares owned by Capital Partnership, L.P. are made by Capital Genpar, LLC, its general partner. Group VI 31, L.L.C. is the sole member of Capital Genpar, LLC and has voting and dispositive power over these shares, and disclaims beneficial ownership thereof, except to the extent of its pecuniary interest therein. These shares were acquired in 2000 pursuant to a stock distribution from FW Ventures I, L.P.
(7)	The total number of shares beneficially owned by Mr. Brown prior to this offering includes 2,500 shares issuable upon the exercise of the director options held by Mr. Brown. The remaining 16,166 shares were acquired in 2000 pursuant to a stock distribution from FW Ventures I, L.P.
(8)	The total number of shares beneficially owned by Dr. Wolfson prior to this offering includes 4,500 shares issuable upon the exercise of the director options held by Dr. Wolfson. Dr. Wolfson, one of eGain’s directors, is Senior Advisor to Oak Hill Capital Management, Inc., which provides managing and consulting services to the Oak Hill Partnerships. Dr. Wolfson disclaims beneficial ownership as to the shares owned by the Oak Hill Partnerships. The remaining 16,166 shares were acquired in 2000 pursuant to a stock distribution from FW Ventures I, L.P.
(9)	The J. Taylor Crandall Revocable Trust as the sole member of Group III 31, LLC has voting and dispositive power over these shares, and disclaims beneficial ownership thereof, except to the extent of its pecuniary interest therein. These shares were acquired in 2000 pursuant to a stock distribution from FW Ventures I, L.P.
(10)	Investment and voting decisions with regard to the shares owned by Woodside Partners, L.P. are made by Tonandowah, L.L.C., its general partner. The Caroline Jean Crandall 1998 Trust as the sole member of Tonandowah, L.L.C. has voting and dispositive power over these shares, and disclaims beneficial ownership thereof, except to the extent of its pecuniary interest therein. These shares were acquired in 2000 pursuant to a stock distribution from FW Ventures I, L.P.

Material Relationships with Certain Selling Stockholders

Each of the selling stockholders has been, either individually or with its affiliates, or with the other members of a Section 13(d) “group”, the beneficial holder of at least 5% of our outstanding common stock at some point within the past three years, and, excluding Morgan Beacon, LLC, are persons or entities affiliated with one or more of our directors.

The Oak Hill Partnerships, FW Investors V, L.P. and the other persons listed therein filed a joint Schedule 13D, as amended (the “Schedule 13D”), with the SEC as they may be deemed to be members of a Section 13(d) “group” that owns more than 10% of the outstanding common stock of eGain. However, the Oak Hill Partnerships, FW Investors V, L.P. and the other persons listed in the Schedule 13D disclaim such group membership and this registration statement shall not be deemed an admission that the Oak Hill Partnerships, FW Investors V, L.P. or other the persons listed in the Schedule 13D is a member of a Section 13(d) group.

Mark A. Wolfson has served as one of our directors since June 1998. Dr. Wolfson has also served as a managing partner of Oak Hill Capital Management, Inc. (“Oak Hill Management”), a private equity firm and an affiliate of certain of the selling stockholders, from 1998 to 2010, and now serves as a senior advisor to Oak Hill Management. He has also served as founding managing partner of Oak Hill Investment Management, L.P. since 1998.

David S. Scott has served as one of our directors since November 2009. Mr. Scott is a principal of Oak Hill Management, an affiliate of certain of the selling stockholders.

On June 30, 2011 we paid to the Oak Hill Partnerships and FW Investors V, L.P. an aggregate of $2.0 million in full repayment of all outstanding indebtedness owed to them, including interest, under that certain Conversion Agreement and Amendment to Subordinated Secured Promissory Notes, as amended, dated September 24, 2008 (the “Agreement”). As of June 30, 2009, the principal and interest on the loans was $1.6 million. As of June 30, 2011 and 2010, the principal, net of discount and interest due on the loans was $0.0 and $1.8 million, respectively. The interest expense on these notes was $275,000, $207,000 and $242,000 for fiscal years 2011, 2010 and 2009, respectively. The Oak Hill Partnerships exercised warrants to purchase an aggregate of 203,637 shares of our common stock in September 2011 and FW Investors V, L.P. exercised warrants to purchase 103,384 shares of our common stock in September 2011, all of such warrants were issued in connection with the Agreement.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the shares offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares offered in the prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The shares may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may make a market in the shares or sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the shares may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or the selling stockholders pay to underwriters or agents in connection with the offering of shares, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus and any applicable prospectus supplement.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

The shares may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus. The selling stockholders also may transfer or donate the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledges, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay all legal fees, charges and expenses incident to the registration of the shares of our common stock sold by the selling stockholders, excluding any underwriting discounts and selling commissions and all legal fees, charges and expenses of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of any shares offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

Burr Pilger Mayer, Inc., an independent registered public accounting firm, has audited our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended June 30, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Burr Pilger Mayer, Inc.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended June 30, 2011; and

•

the description of our capital stock contained in our Registration Statement on Form 8-A filed on October 11, 2011, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of shares offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, eGain Communications Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089, telephone (408) 636-4500. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the shares being registered, other than underwriting discounts and commission.

SEC Registration Fee		$9,369
The NASDAQ Stock Market Listing Fees*		*
Printing Expenses*		*
Legal Fees and Expenses*		*
Accounting Fees and Expenses*		*
Miscellaneous*		*

	$	*

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VI of the Registrant’s Amended and Restated Certificate of Incorporation and Article XII of the Registrant’s Amended and Restated Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-83439)).

4.2	Registration Rights Agreement dated as of August 8, 2000 (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Current Report of Form 8-K dated August 15, 2000).

4.3	Amendment No. 1 to Registration Rights Agreement dated as of December 23, 2004 (incorporated by reference to Exhibit C to Exhibit 10.1 filed with the Registrant’s Current Report of Form 8-K dated September 30, 2004).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereof).

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on October 25, 2011.

eGain Communications Corporation

By:	/s/ Ashutosh Roy
Ashutosh Roy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ashutosh Roy and Eric Smit, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ashutosh Roy Ashutosh Roy	Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011

/s/ Eric N. Smit	Chief Financial Officer (Principal	October 24, 2011
Eric N. Smit	Financial and Accounting Officer)

/s/ Mark A. Wolfson	Director	October 24, 2011
Mark A. Wolfson

/s/ David Scott	Director	October 24, 2011
David Scott

/s/ Gunjan Sinha	Director	October 24, 2011
Gunjan Sinha

/s/ Phiroz P. Darukhanavala	Director	October 24, 2011
Phiroz P. Darukhanavala

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-83439)).

4.2	Registration Rights Agreement dated as of August 8, 2000 (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Current Report of Form 8-K dated August 15, 2000).

4.3	Amendment No. 1 to Registration Rights Agreement dated as of December 23, 2004 (incorporated by reference to Exhibit C to Exhibit 10.1 filed with the Registrant’s Current Report of Form 8-K dated September 30, 2004).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereof).

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.